Number: 1	731,250 Shares

CUSIP NO.: 18683K 507

7.00% Series A Mandatory Convertible Preferred Stock, Class A
(without par value per share)
(liquidation preference $1,000.00 per share)
OF

CLIFFS NATURAL RESOURCES INC.

FACE OF SECURITY

CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the “Corporation”), hereby certifies that Wells Fargo Bank, N.A. (the “Holder”) is the registered owner of SEVEN HUNDRED THIRTY-ONE THOUSAND TWO HUNDRED FIFTY (731,250) fully paid and non-assessable shares of preferred stock of the Corporation designated the 7.00% Series A Mandatory Convertible Preferred Stock, Class A, without par value per share and with a liquidation preference of $1,000.00 per share (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Second Amended Articles of Incorporation of the Corporation, as amended, dated May 25, 2011, as the same may be amended from time to time in accordance with their terms (the “Articles”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles. The Corporation will provide a copy of the Articles to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Cliffs Natural Resources Inc. has executed this certificate as of the date set forth below.

CLIFFS NATURAL RESOURCES INC.
By:	/s/ Terrance M. Paradie
Name: Terrance M. Paradie
Title: Senior Vice President
and Chief Financial Officer

By:	/s/ Matthew C. Bittner
Name: Matthew C. Bittner
Title: Vice President and Treasurer

Dated: February 21, 2013

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Series A Preferred Stock referred to in the within mentioned Articles.

Wells Fargo Bank, N.A., as Transfer Agent
By:	/s/ Mark Henning
Name: Mark Henning
Title: Vice President

Dated: February 21, 2013

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REVERSE OF SECURITY

CLIFFS NATURAL RESOURCES INC.

7.00% Series A Mandatory Convertible Preferred Stock, Class A

Dividends on each share of Series A Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Articles.

The shares of Series A Preferred Stock shall not be redeemable by the Corporation. The shares of Series A Preferred Stock shall be convertible into the Corporation’s Common Shares in the manner and according to the terms set forth in the Articles.

The Corporation shall furnish to any Holder without charge a copy of the express terms of the shares of Series A Preferred Stock represented by this certificate and of the other classes and series of shares that the Corporation is authorized to issue within five days of receipt of written request thereof.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

_______________________________________________________________________________________________

_______________________________________________________________________________________________

(Insert assignee’s social security or tax identification number)

_______________________________________________________________________________________________

(Insert address and zip code of assignee)

_______________________________________________________________________________________________

_______________________________________________________________________________________________

and irrevocably appoints:

_______________________________________________________________________________________________

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date: __________________

Signature: ______________________

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee: _____________________1

1 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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NOTICE OF CONVERSION

(To Be Executed by the Registered Holder
in Order to Convert the Series A Preferred Stock Prior to February 1, 2016)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _______ shares of 7.00% Series A Mandatory Convertible Preferred Stock, Class A (the “Series A Preferred Stock”), represented by stock certificate No(s). __ (the “Series A Preferred Stock Certificates”) into common shares, par value $0.125 per share (the “Common Shares”), of Cliffs Natural Resources Inc. (the “Corporation”) pursuant to Section 8[(c)]2 [(d)]3 of Subdivision A-1 of the Second Amended Articles of Incorporation of the Corporation, as amended, establishing the terms of the Series A Preferred Stock (the “Articles”), and according to the conditions of the Articles, as of the date written below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for the transfer taxes described above, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue Common Shares until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and shall deliver or cause to be delivered Common Shares not later than three Business Days following receipt of the original Series A Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.

Date: ______________________________________________________

Number of shares of Convertible Series A Preferred Stock to be converted: _________________

Signature: __________________________________________________

Name: _____________________________________________________

Address:4 __________________________________________________

Fax No.: ___________________________________________________

Fill in for registration of Common Shares if to be issued other than to and in the name of the registered Holder:

Name: _____________________________________________________

Address: ___________________________________________________

2 Insert for Early Conversion.

3 Insert for Fundamental Change Conversion.

4 Address where Common Shares and any other payments or certificates shall be sent by the Corporation.

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